UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2004

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mintflower Place

8 Par-La-Ville Road

Hamilton HM 08

Bermuda

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (441) 296-5550

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is submitted as part of this report:

99.1. Presentation to be made by the Registrant on June 4, 2004 in New York City, New York.

Item 9.	Regulation FD Disclosure

On June 4, 2004, Montpelier Re Holdings Ltd. executives will host an Investor Day in New York City, New York. The presentation is attached as Exhibit 99.1 and can also be heard via a live webcast from approximately 11 a.m. to 1 p.m. ET on June 4, 2004, as well as via an archived version until July 2, 2004 on the Investor Information section under Presentations of the Registrant’s website: www.montpelierre.bm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

June 4, 2004	By:	/s/ Neil McConachie

Date	Name: Neil McConachie
Title: Chief Accounting Officer and Treasurer (chief accounting officer)

Index to Exhibits

Exhibit No.	Description

99.1	Presentation to be made by the Registrant on June 4, 2004 in New York City, New York.